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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in CenterPoint Energy, Inc.'s (i) Registration Statement No. 333-110348 on Form S-3; (ii) Registration Statement No. 333-105733 on Form S-8; (iii) Post-Effective-Amendment No. 1 to Registration Statement Nos. 333-33301, 333-33303, 333-58433, 333-81119 and
333-68290 on Form S-3; (iv) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-32413, 333-49333, 333-38188, 333-60260, 333-98271 and
333-101202 on Form S-8; and (v) Post-Effective Amendment No. 5 to Registration Statement No. 333-11329 on Form S-8 of our report dated March 12, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the distribution of Reliant Resources, Inc., the change in method of accounting for goodwill and certain intangible assets and the recording of asset retirement obligations) appearing in this Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2004